UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2022

Everspin Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37900	26-2640654
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5670 W. Chandler Blvd.

Suite 130

Chandler, Arizona 85226

(Address of principal executive offices, including zip code)

(480) 347-1111

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Name of each exchange on which
Title of each class	Trading Symbol(s)	registered
Common Stock, par value $0.0001	MRAM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 3, 2022, Everspin Technologies, Inc. (the “Company”) and QuickLogic Corporation (“QuickLogic”) entered into a subcontract agreement (the “Agreement”). Under the Agreement, QuickLogic subcontracts to the Company a portion of the development services under the Prototype Project Agreement for Strategic Radiation Hardened (SRH) Field Programmable Gate Array (FPGA), dated July 27, 2022 (“Prime Contract”), by and between QuickLogic and the United States of America (the “End Client”). The Agreement will terminate upon the completion of certain contract deliverables, unless QuickLogic and the End Client exercise their options to extend the term to include additional deliverables outlined in the Agreement.

Pursuant to the Agreement, the Company may receive cash payments upon the achievement of certain technical tasks and deliverables listed in the Agreement. In addition, the Company grants a non-exclusive, limited, non-commercial license to use certain of the Company’s intellectual property, in the development of the deliverables subcontracted to the Company under the Agreement, in exchange for cash installment license fee payments due at specified periods in the development cycle. Subject to payment of such initial license fees, the Company is obligated to grant QuickLogic a royalty-bearing commercial license to use certain of the Company’s intellectual property to produce the product that is specified in the Prime Contract, but the Company has the right to manufacture the MRAM portion of such product.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2022 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Everspin Technologies, Inc.

Dated: October 7, 2022

	By:	/s/ Anuj Aggarwal
Anuj Aggarwal
Chief Financial Officer